Annual Information Form

ROYAL ROAD MINERALS LIMITED

For the year ended December 31, 2015

Dated as of December 12, 2016

PRELIMINARY NOTES

This Annual Information Form (“AIF”) is prepared in the form prescribed by National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators. All dollar amounts in this AIF are expressed in Canadian dollars unless otherwise indicated. All information in this AIF is as of December 31, 2015, unless otherwise indicated.

FORWARD-LOOKING INFORMATION

This AIF and the documents incorporated into this AIF contain “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws (forward-looking information and forward-looking statements being collectively hereinafter referred to as “forward-looking statements”). Such forward-looking statements are based on expectations, estimates and projections as at the date of this AIF or the dates of the documents incorporated herein, as applicable. Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often but not always using phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends”, or variations of such words and phrases, or stating that certain actions, events or results “may” or “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements and are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements and information concerning: the intentions, plans and future actions of the Company; statements relating to the business and future activities of the Company after the date of this AIF; market position, ability to compete and future financial or operating performance of the Company after the date of this AIF; statements based on the audited and unaudited financial statements of the Company; anticipated developments in operations; the timing and amount of funding required to execute the Company’s exploration, development and business plans; capital and exploration expenditures; the effect on the Company of any changes to existing legislation or policy; government regulation of mining operations; the length of time required to obtain permits, certifications and approvals; the success of exploration, development and mining activities; the geology of the Company’s properties; environmental risks; the availability of labour; demand and market outlook for precious metals and the prices thereof; progress in development of mineral properties; estimated budgets; currency fluctuations; requirements for additional capital; government regulation; limitations on insurance coverage; the timing and possible outcome of litigation in future periods; the timing and possible outcome of regulatory and permitting matters; goals; strategies; future growth; planned business activities and planned future acquisitions; the adequacy of financial resources; and other events or conditions that may occur in the future.

Forward-looking statements are based on the beliefs of the Company’s management, as well as on assumptions, which such management believes to be reasonable based on information currently available at the time such statements were made. However, by their nature, forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are subject to a variety of risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation those risks outlined under the heading Risk Factors in this AIF.

The list of risk factors set out in this AIF is not exhaustive of the factors that may affect any forward-looking statements of the Company. Forward-looking statements are statements about the future and are inherently uncertain. Actual results could differ materially from those projected in the forward-looking statements as a result of the matters set out or incorporated by reference in this AIF generally and certain economic and business factors, some of which may be beyond the control of the Company. In addition, recent unprecedented events in the world economy and global financial and credit markets have resulted in high market and commodity volatility and a contraction in debt and equity markets, which could have a particularly significant, detrimental and unpredictable effect on forward-looking statements. The Company does not intend, and does not assume any obligation, to update any forward-looking statements, other than as required by applicable law. For all of these reasons, the Company’s securityholders should not place undue reliance on forward-looking statements.

CORPORATE STRUCTURE

Name, Address and Incorporation

Royal Road Minerals Limited (the “Company”) has its head and registered office located at Ground Floor, 4 Wharf Street, St. Helier, Jersey JE2 3NR.

The Company was incorporated as “Tigris Resources Limited” on May 6, 2010 under the laws of Jersey, Channel Islands. On April 10, 2015, the Company changed its name to “Royal Road Minerals Limited” and amended its share capital structure by converting all of its par value shares to no par value shares and consolidating its then outstanding shares on the basis of two pre-consolidation shares for every one post-consolidation share (the “Share Consolidation”). On April 15, 2015, the Company completed a business combination transaction (the “Arrangement”) by way of an arrangement under the Business Corporations Act (Alberta), whereby the Company acquired its wholly-owned subsidiary Royal Road Minerals Canada Limited (“Royal Road Canada”), a corporation resulting from the amalgamation of Kirkcaldy Capital Corp. (“Kirkcaldy”) and Royal Road Minerals Canada Limited. As a result of the Arrangement, on April 20, 2015, the ordinary shares of the Company were listed and commenced trading on the TSX Venture Exchange (the “TSXV”) under the trading symbol “RYR”.

The Company is a reporting issuer in the Provinces of British Columbia, Alberta and Ontario.

Inter-corporate Relationships

Set out below is the corporate structure of the Company and its material subsidiaries, including the corporate jurisdiction and the percentage of shares of the subsidiary owned, controlled or directed by its parent.

GENERAL DEVELOPMENT OF THE BUSINESS

The Company is a gold and copper focused mineral exploration company specializing in highly prospective but under prospected regions. The Company is now focused primarily on the exploration and development of the La Golondrina gold mining project (the “La Golondrina Project”) and surrounding exploration applications in the Nariño Province of southern Colombia. Activities at the La Golondrina Project are carried out pursuant to the terms of an option agreement dated October 6, 2015 (the “La Golondrina Option Agreement”). The Company carries on its operations in Colombia through its 92% owned subsidiary Minerales Camino Real, SAS (“Minerales”), which was incorporated in December 2015.

Three Year History

2013

In June 2013, the Company completed a private placement financing, pursuant to which it issued an aggregate of 16,941,801 ordinary shares of the Company (each, a “Share”) at a price of $0.15 per Share for aggregate gross proceeds of $2,541,270.

2014

On March 6, 2014, the Company entered into a binding heads of agreement (the “HOA”) with VTGHoldings A.S., which then held indirectly through its wholly owned Turkish subsidiaries, Merih Madencilik Şanayi ve Ticaret Anonim irketi (formerly, VTG BakÄ±r Sanayi ve Tic. A.Ş.) (“Merih”) and Oremine Madencilik Sanayi ve Ticaret A.Ş. (“OreMine Resources”) a 100% interest in several exploration licenses and operating licenses in the Republic of Turkey.

On April 28, 2014, the Company entered into an agreement (the “Arşimet Agreement”) with Arşimet, a company incorporated under the laws of the Republic of Turkey, and Dogan Besler, to form a strategic exploration alliance. Pursuant to the terms of the Arşimet Agreement, any rights within a designated area of interest that were acquired by Arimet, Dogan Besler or their affiliates were to be owned as to 30% by Arşimet and 70% by Tigris. Later in October 2014, the parties agreed to terminate the Arsimet Agreement, except with respect to certain license applications that were made pursuant thereto.

On September 25, 2014, the Company, its then wholly-owned subsidiary Madencilik Şanayi ve Ticaret Limited irketi (“Royal Road Turkey”), Merih, OreMine Resources and Özgün Çökük entered into an option agreement (the “Turkey Option Agreement”), which terminated, superseded and replaced the HOA. Under the Turkey Option Agreement, Özgün Çökük, the sole shareholder of Merih and OreMine Resources (collectively, the “JV Companies”) granted an option to the Company and Royal Road Turkey to acquire up to a 50% equity interest in each of the JV Companies and thereby acquire a 50% indirect interest in a gold and copper project (the “Uğur Tepe Project”) in the Çanakkale Province in northwestern Turkey; an epithermal-porphyry gold project (the “Gömeç Project”) located in the Balikesir Province in the Marmara region in the western part of Turkey and an exploration license near the town of Ä°spir in the Erzurum Province in the Eastern Anatolia region of Turkey. In order to earn this interest, the Company and Royal Road Turkey were to spend an aggregate of US$5,000,000 on exploration and development work at these projects before December 31, 2016. In addition, the Company or Royal Road Turkey, as the case may be, were to pay an amount equal to US$2,000,000 to Özgün Çökük as consideration for a waiver or agreement not to participate in the capital increase or in connection with any applicable share transfer transactions, which would result in the Company or Royal Road Turkey acquiring a 50% shareholding in each of the JV Companies. The Turkey Option Agreement was terminated in November 2015 and discontinued all exploration work on its projects in Turkey due to regional instability in the project areas.

In June 2014, the Company completed a private placement financing, pursuant to which it issued an aggregate of 6,845,000 Shares at a price of $0.20 per Share for aggregate gross proceeds of $1,369,000.

In September 2014, the Company completed a private placement financing, pursuant to which it issued an aggregate of 155,000 Shares at a price of $0.20 per Share for aggregate gross proceeds of $31,000.

2015

On April 15, 2015, the Company completed a business combination transaction (the “Arrangement”) by way of an arrangement under the Business Corporations Act (Alberta) (the “ABCA”) involving Kirkcaldy, the security holders of Kirkcaldy, the Company, a wholly-owned subsidiary of the Company (“Subco”), and the security holders of Subco, as the “Qualifying Transaction” (as such term is defined within the meaning of Policy 2.4 of the TSXV) of Kirkcaldy, which was a “capital pool company” as such term is defined in the policies of the TSXV. Pursuant to the Arrangement, Kirkcaldy and Subco amalgamated under the ABCA to form Royal Road Canada, and upon such amalgamation:

(a)

each common share (a “Subco Share”) in the capital of Subco, each warrant (a “Subco Warrant”) of Subco exercisable into Subco Shares, and each warrant (a “Subco Finder Warrant”) of Subco exercisable into Subco Shares and issued to finders under the Subco Private Placement (as defined below) were exchanged such that each holder of Subco Shares was issued 0.5 of an Share of the Company for each Subco Share held, each holder of Subco Warrants was issued a warrant to acquire a number of Shares equal to the number of Subco Shares underlying the Subco Warrant after giving effect to the Share Consolidation, and each holder of Subco Finder Warrants was issued a warrant to acquire an equal number of Shares to the number of Subco Shares underlying the Subco Finder Warrants after giving effect to the Share Consolidation;

(b)

each common share (a “Kirkcaldy Share”) in the capital of Kirkcaldy and each outstanding option (a “Kirkcaldy Option”) of Kirkcaldy to purchase Kirkcaldy Shares was exchanged such that each holder of Kirkcaldy Shares was issued 0.5 of a Share for each Kirkcaldy Share held and each holder of Kirkcaldy Options was granted an option to acquire a number of Shares equal to the number of Kirkcaldy Shares underlying the Kirkcaldy Options multiplied by 0.5; and

(c)

each Subco Share outstanding that was held by the Company was cancelled and the Company was issued one (1) share of Royal Road Canada in consideration for (A) all Shares issued to former holders of Kirkcaldy Shares and former holders of Subco Shares, and (B) the cancellation of all Subco Shares held by the Company immediately prior to effecting the Arrangement.

In connection with the Arrangement, on December 11, 2014, Subco completed a non-brokered private placement (the “Subco Private Placement”) pursuant to which it issued and sold 4,393,531 units of Subco (“Subco Units”) at a price of $0.30 per Subco Unit for aggregate gross proceeds of $1,318,130. Each Subco Unit consisted of one Subco Share and one Subco Warrant. The gross proceeds from the Subco Private Placement were placed with an escrow agent and released to Subco immediately prior to effecting the Arrangement. The Company used the proceeds of the Private Placement to advance its exploration projects and for other working capital needs.

Prior to the Arrangement, the Company effected the Share Consolidation and changed its name from “Tigris Resources Limited” to “Royal Road Minerals Limited.”

The Arrangement was approved by the Court of Queen’s Bench of Alberta pursuant to a final order dated April 15, 2015 and by the security holders of Kirkcaldy on April 14, 2015. On April 10, 2015, the security holders of Subco also approved the Arrangement and the shareholders of the Company approved certain related matters, including the Company’s name change and the Share Consolidation.

As a result of the Arrangement, Royal Road Canada is the successor of Kirkcaldy and Subco and is a wholly-owned subsidiary of the Company, and former security holders of Kirkcaldy and Subco (other than the Company) received securities of the Company. On April 20, 2015, the Shares of the Company were listed and commenced trading on the TSXV under the trading symbol “RYR”.

On October 6, 2015, the Company entered into an option agreement (the “La Golondrina Option Agreement”) with two individuals (collectively, the “LG Optionors”), whereby the Company acquired the option to acquire a 100% undivided interest in the La Golondrina gold mining project (the “La Golondrina Project”) in the Nariño Province of southern Colombia. The La Golondrina Option Agreement is described in more detail below.

On October 14, 2015, the Company closed a private placement offering, pursuant to which the Company issued an aggregate of 4,875,000 Shares at a price of $0.08 per Share, for aggregate gross proceeds of $390,000.

2016

The Company entered into an option agreement (the “La Redencion Option Agreement”) effective as of March 31, 2016, with Mesias Oliver Acosta Benavides, Euberto Ernesto Calderón and Jesús Yerobi Santander (collectively, the “Redencion Optionors”) to acquire 100% of the La Redención gold project, which is located approximately 450 meters north of the license boundary of the Company’s La Golondrina Project in the Nariño Province of southern Colombia. The La Redencion Option Agreement is described in more detail below.

On April 15, 2016, the Company closed the first tranche of a non-brokered private placement (the "2016 Private Placement") of 20,748,000 units (each a "Unit") of the Company at a purchase price of $0.05 per Unit for aggregate gross proceeds of $1,037,400. On April 25, 2016, the Company closed the second and final tranche of its 2016 Private Placement of 5,845,000 Units of the Company at a purchase price of $0.05 per Unit for aggregate gross proceeds of $292,250. Each Unit was be comprised of one Share and one-half of one Share purchase warrant (each whole warrant a "Warrant"). Each Warrant entitled the holder thereof to acquire one Share at a price of $0.10 for a period of 24 months from the date of issuance.

On December 6, 2016, the Company announced that its board of directors and the board of directors of Caza Gold Corp. (“Caza”) had approved a proposed business combination by way of a friendly offer that the Company intends to make to acquire 100% of the outstanding common shares of Caza, and that the Company and Caza had signed a support agreement and lock-up agreements with certain shareholders of Caza. For each Caza common share, the Company intends to offer 0.16 of a Share. The Company expects to issue approximately 22,608,321 ordinary shares pursuant to the transaction (assuming no exercise of any Caza options or warrants), representing approximately 34% of the Company’s currently outstanding ordinary shares. If the Company proceeds with the intended offer, full details of the offer, including any conditions thereof, will be included in the takeover bid circular that is expected to be mailed to Caza shareholders.

DESCRIPTION OF THE BUSINESS

General

Summary

The Company is a mineral exploration and development company specializing in highly prospective but under prospected regions. Up until the middle of 2015, the Company was involved in exploring and developing precious metals assets in Western and Southeastern Turkey. The Company is now focused on the exploration and development of the La Golondrina Project and the La Redencion Project in the Nariño Province of southern Colombia pursuant to the terms of the La Golondrina Option Agreement. On April 4, 2016, the Company, announced that it had executed the La Redencion Option Agreement allowing it to earn 100% of the La Redencion Project also located in the Nariño Province of southern Colombia. A summary description of these option agreements is set out below.

La Golondrina Option Agreement

On October 6, 2015, the Company entered into the La Golondrina Option Agreement over the La Golondrina Project in Nariño Province of southern Colombia. Under the terms of the La Golondrina Option Agreement the Company has the option to acquire a 100% undivided interest in the La Golondrina Project. In order to exercise the option, the Company must:

•	pay to the LG Optionors the aggregate sum of US$30,000 (CAD$39,102) (paid on October 13, 2015) within three days of the effective date of the La Golondrina Option Agreement;
•	pay to the LG Optionors the aggregate sum of US$50,000 on or before the date that the Company first commences drilling on the La Golondrina Project; and
•

pay to the LG Optionors the aggregate sum of US$60,000, payable in three equal installments of US$20,000 on the first (paid), second and third anniversary dates of the effective date of the La Golondrina Option Agreement; and

in addition, the Company must carry out the following exploration work on the La Golondrina Project on or before the third anniversary of the effective date of the La Golondrina Option Agreement:

•	complete detailed surveying and sampling of the mine site and surrounding veins to plan drill holes;
•	complete a detailed review of the induced polarization (IP) survey and ground magnetic survey; and
•	carry out a minimum of 1,500 meters of drilling.

After making these payments and completing this exploration work, the Company may, prior to the third anniversary of the effective date of the La Golondrina Option Agreement, give a notice to the LG Optionors of its intention to complete a feasibility study. If, after completing the feasibility study, the Company determines that the development of a mine is justified at such time, the Company may exercise the option and, thereupon, it will acquire a 100% interest in the La Golondrina Project (subject to the royalty described below), the LG Optionors shall cease all mining operations at the La Golondrina Project, and the Company shall pay the LG Optionors an aggregate of US$100,000 per annum until the Company commences commercial production. In the alternative, the Company may, at such time, elect to defer making a production decision and exercising its option for up to a further three years, and instead pay to the LG Optionors the aggregate sum of US$20,000 per annum during such deferral period.

Upon any exercise by the Company of the option, the LG Optionors will have the right to elect to receive either:

(i)	a 20% net profit royalty to be paid once payback of all capital invested to expand and construct the operation has been made; or
(ii)	a 15% net profit royalty, to be paid once payback of all capital invested to expand and construct the operation has been made, plus a 1% net smelter royalty.

La Redencion Option Agreement

On March 31, 2016, the Company entered into the La Redencion Option Agreement in respect of the La Redencion Project in Nariño Province of southern Colombia. Under the terms of the La Redencion Option Agreement the Company has the option to acquire a 100% undivided interest in the La Redencion Project. In order to exercise the option, the Company must:

•

assist the Redencion Optionors to a maximum cost of US$20,000 to complete all ongoing regulatory work to a high level and acquire the additional required approvals for exploration activities on the license area;

•	on acquisition of regulatory approvals, pay to the Redencion Optionors the aggregate sum of US$20,000;
•	pay to the Redencion Optionors the aggregate sum of US$25,000 on or before the date that the Company first commences drilling on the La Redención Project;

•	pay to the Redencion Optionors the aggregate sum of US$30,000, payable in three equal installments of US$10,000 on the first, second and third anniversary dates of regulatory approval; and
•	complete a minimum of 750 meters of drilling at the La Redención Project on or before the third anniversary of the effective date of regulatory approvals.

After making these payments and completing this exploration work, the Company may, prior to the third anniversary of the date of regulatory approvals, give a notice to the Redencion Optionors of its intention to complete a feasibility study. If, after completing the feasibility study, the Company determines that the development of a mine is justified at such time, the Company may exercise the option and, thereupon, it will acquire a 100% interest in the La Redención Project (subject to the royalty described below). In the alternative, the Company may, at such time, elect to defer making a production decision and exercising its option for a period of up to five years, and instead pay to the Redencion Optionors the aggregate sum of US$10,000 per annum during such deferral period. Upon any exercise by the Company of the option, the Redencion Optionors will have the right to receive a 20% net profit royalty to be paid once payback of all capital invested to explore, develop and construct the operation has been made.

Turkey

The Company held a number of mineral interests in eastern Turkey. The Company held a 100% interest in an intrusion-hosted copper-gold prospect (the “Pertek Project”), which had been explored by the Company since 2010. The southeast of Turkey is considered a highly prospective region for both copper and gold. Up until March 2013, the region was considered problematic due to a conflict between the Kurdistan Workers’ Party (PKK) and the Turkish military. In March 2013, a peace process was announced. This process allowed the Company to gain exploration access to some of the most prospective regions of southeast Turkey. In August 2015, the peace process was suspended and hostilities resumed. Consequently, the Company ceased all operations in southeast Turkey.

On December 14, 2015, the Company completed its purchase and sale agreement (the “Purchase Agreement”) with Ravello Investment Group Limited (“RIG”), pursuant to which the Company agreed to sell, and RIG agreed to buy, all of the issued share capital of Royal Road Turkey, which holds the exploration licenses underlying the Pertek Project, an exploration database for Turkey, and certain other equipment and assets related to its former operations in Turkey, for cash proceeds of US$250,000 (CAD$343,017). In addition to the cash payment, RIG will pay a 1% net smelter returns royalty from the sale of all mineral products that are produced or extracted by, or on behalf of, Royal Road Turkey from its properties comprising the Pertek project and any new further properties acquired through use and application of Royal Road Turkey’s existing exploration database. RIG will also pay to the Company an amount equal to 5% of the proceeds received by Royal Road Turkey, RIG and their respective affiliates in connection with the sale of any part of such properties or any other properties that any such party acquires using information from Royal Road Turkey’s existing exploration database, less the costs incurred by Royal Road Turkey in the exploration and development and sale of the disposed properties.

The Company also held an “earn-in” joint venture option pursuant to the Turkey Option Agreement to acquire up to a 50% direct interest in the Gömeç Project, an epithermal-porphyry gold project located in Balikesir Province, western Turkey; the UğurTepe Project, a gold and copper project located in the Çanakkale Province, northwestern Turkey; and an exploration license near the town of Ä°spir in Erzurum Province, eastern Turkey. The Company terminated the Turkey Option Agreement in November 2015 and discontinued all exploration work on these projects in Turkey due to regional instability in the project areas.

Material Mineral Properties

All scientific and technical data contained in this AIF have been reviewed and approved by Dr. Timothy Coughlin, BSc (Geology), MSc (Exploration and Mining), PhD (Structural Geology), FAusIMM, President and Chief Executive Officer of the Company and a qualified person as defined by National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”).

As of the date hereof, the only property material to the Company is the La Golondrina Project. The following summary is extracted from, and qualified in its entirety with reference to the full text of, the Company’s NI 43-101 Technical Report (the “Technical Report”) entitled “Royal Road Mineral – La Golondrina Project, La Llanada-Sotomajor Gold District, Nariño, Colombia” dated March 16, 2016 and effective December 31, 2015, prepared by Dr. Dennis Arne, P.Geo (BC), RPGeo (Aust), FAAG and Thomas Branch, MSc. FGS, of CSA Global Canada Geoscinces Ltd.(“CSA Global”), which is incorporated by reference herein. Dr. Arne is a “Qualified Person” in accordance with NI 43-101, and Dr. Arne, and Mr. Branch are each independent of the Company. Readers are encouraged to review the full text of the Technical Report, available for review under the Company’s profile on SEDAR at www.sedar.com.

Summary

“CSA Global was commissioned by Royal Road Minerals (“RYR”) to provide an independent geological review of the 120 Ha La Golondrina project (“Project”) to NI43-101 standards, prior to the commencement of a new exploration program. RYR operates in Colombia through its wholly-owned subsidiary Minerales Camino Real S.A.S. (“MCR”).

The Project is located 5 km north-west of the municipality of Los Andes-Sotomayor within the La Llanada gold district, Nariño Department, in southwestern Colombia. It is situated at approximately 2000 masl within the Andean Cordillera, a region characterized by steep topography.

The owners of concession HDQ-081 (the Project) are Anastacio Ademelio Solarte Rodriguez and Richard Ignacio Apraez Caicedo. A large proportion, but not all, of the surface rights covering the Project are owned by Richard Ignacio Apraez Caicedo. RYR has executed an Option Agreement with the owners of the Project that provides for a 3-year option to acquire up to 100% of the Project.

The Project occurs in the Colombian Andes within Cretaceous volcano-sedimentary rocks of the D’agua Group. This belt was intruded during the Neogene by the El Vergel Batholith and associated stocks. Intrusive-related gold mineralization is associated with this magmatic episode in southern Colombia.

A tonalitic stock 800 m in diameter at the Project is correlated with the El Vergel Stock located to the west. The tonalite is surrounded by hornfels and is the major host of gold mineralization at La Golondrina. Historical mining within the La Golondrina tonalite stock is believed to have commenced in the 1950’s, occurred over a vertical extent of nearly 800 m, and was focused on sub-horizontal quartz +/- sulphide veins of varying grades and with thicknesses typically between 10 and 40 cm, but locally up to 70 cm thick. These veins are discontinuous, but have been traced for up to 300 m in plan distance in some instances. Their stacking frequency is presently unknown due to poor bedrock exposure on the Property. The veins carry variable amounts of pyrrhotite, chalcopyrite and pyrite, with quartz and late-stage calcite. Visible gold can be observed in some vein material and is reported from petrographic studies. Wallrock alteration is difficult to observe in the tonalitic hosts but is generally restricted to sulphidation +/- biotite and amphibole alteration within a distance of several metres of the vein margins. The extent of biotite, sericite and chlorite-epidote alteration of hornfels assemblages is not well defined but may be extensive. Further studies are required to determine the extent and significance of wallrock alteration for exploration within the mineralizing system.

Modern exploration of the Project commenced in 1997, with the work of Burro Blanco S.S., a wholly-owned subsidiary of Latin Gold. Burro Blanco undertook geological mapping, grid soil sampling, and surface and underground sampling over La Golondrina. The option agreement with the owners of the concession was dropped in 1998, reportedly due to the Bre-X scandal and consequent financial fallout. In 2003, AngloGold Ashanti Colombia (“AGA Colombia”) acquired a large land holding in the region consisting of approximately 5,000 Ha that enclosed the Project. La Golondrina was subsequently optioned to AGA Colombia in 2011. AGA Colombia undertook regional mapping and mostly surface rock-chip sampling, including gold fire assays and multi-element analyses of channel, chip and panel samples, as well as selected chip and channel samples of veins. They also undertook a dipole-dipole induced polarization (“IP”) and ground magnetics survey over the Project and adjacent areas.

In July 2011, AGA Colombia undertook an IP survey across the La Golondrina concession and surrounding area. A total of 31.5 line kilometres were surveyed along NW-SE trending lines of approximately 1.2 to 1.5 km in length at a line spacing of 100 m. The IP survey identified two large, clearly-defined chargeability anomalies of more than 50 mV/V in the western portion of the La Golondrina license area. The northernmost anomaly occurs mostly within the hornfels adjacent to the tonalite intrusion that hosts most of the historical gold workings, whereas in the southwest of the license area the chargeability anomaly appears to be hosted near the contact with tonalitic rock, extending into the hornfels. Smaller discrete chargeability anomalies were also located within the vicinity of known/mapped veins. Chargeability anomalies within the tonalite are likely due to the presence of sulphides. Those present within metasedimentary rocks adjacent to the intrusion could be due to the presence of either sulphide minerals or graphite.

Data for 322 mostly surface samples were included in an AGA Colombia database provided to the concession holders and subsequently to RYR. A total of 53 vein samples give an (un- weighted) average grade of 12.43 g/t Au, with values ranging from less than 0.01 g/t to 63.7 g/t. Systematic underground sampling across vein and wall rock at 4 locations by AGA Colombia gave a mean grade of 2.65 g/t Au across an average sample length of 1.3 m. High gold grades in veins have been validated by recent sampling by RYR, with screen fire assay results for veins 10 to 70 cm in thickness ranging from <0.07 g/t to 77.36 g/t.

In 2012, while AGA Colombia still held the option agreement, a comprehensive review of the Project was submitted to the Colombian Ministry of Mines and Energy by the concession owners. This work involved a localized review of geology, geomorphology, geochemistry, geophysics, hydrology, seismology, soils and ecology. Both surface and underground exploration data were reviewed and preliminary estimates of exploration potential were made. The option agreement with AGA Colombia ended in 2013 and all rights returned to the concession owners.

La Golondrina is considered by the authors to be similar in many respects to a mesozonal, reduced intrusive-related gold system associated with the emplacement of intermediate batholiths and stocks during the early Neogene. As such, it belongs within a larger group of intrusive-related gold deposits within the D’agua Group of southwest Colombia. Known gold mineralization has a strong bismuth-tellurium association, with slightly elevated silver, molybdenum and antimony, and locally enriched tungsten. The elements copper, cobalt, iron, selenium and sulphur are also elevated in samples enriched in sulphide minerals.

Intrusive-related gold systems are typically zoned and may occur within intrusive bodies or within enclosing country rocks external to the intrusion. Future exploration should be focused on locating thicker, high-grade quartz-sulphide veins, as well as possible sheeted vein or stockwork systems that might form bulk minable exploration targets. These could potentially occur along the margin of the tonalite stock in hornfels and may not have previously been recognized. The chargeability anomalies on the concession in particular warrant further investigation to determine whether they are related to the presence of disseminated sulphides and associated gold mineralization. An exploration program involving further geological mapping, sampling, multi-element geochemistry and diamond drilling is recommended.”

Exploration since date of Technical Report

On March 1 2016, the Company announced that it had completed a saw-cut channel sampling and mapping program on four active underground mining levels at the La Golondrina Project. The aim of this sampling was to confirm the high-grade nature of vein-hosted gold mineralization and to test vein zones and vein stockworkzones in the host-rock outside of and adjacent to the main vein bodies. A total of 60 saw-cut channel samples were collected. Vein samples across all active workings average 31.1 gram per tonne gold (highest grade 122.9 gram per tonne gold) over highly variable but average vein widths of 0.3 meters (thickest vein 0.97 meters). In some cases, sampled veins form a part of vein zones that extend from and into the floor and roof of underground development and over vertical widths exceeding 2 meters. In most cases it was not possible to complete meaningful grade estimations over these vein zones as individual vein components often extend and disappear into the roof or floor of the underground development. However, where estimated, weighted average gold grades across vein zones returned 11.8 grams per tonne gold over 2 meters and 21.7 grams per tonne over 2.2 meters. Where vein and vein zones extend into hornfels they generally disaggregate into stockwork veinlet zones which sampling reveals can return weighted average grades of 43.0 gram per tonne gold over 0.7 meters and 12.9 gram per tonne gold over 1.25 meters.

Underground mapping has revealed that generally shallow-dipping individual veins and vein zones at the La Golondrina Project can be connected between development levels by steeper-dipping “lift-off” veins resulting in the definition of at-least four currently known vein-zones over a total vertical distance of approximately 40 meters.

Diamond drilling on the La Golondrina Project commenced in October and concluded in late November of 2016. Drill holes were PQ diameter, veins and other mineralized bodies were selectively sampled and in terms of gold analyses they will be assayed initially by fire assay and then quartz veins and assay intervals returning greater than 0.1 grams per tonne gold will be re-assayed by metallic screen in order to sample for coarse gold.

Other Mineral Properties

The La Redención Project is a small underground mine development project located approximately 450 meters north of the license boundary of the La Golondrina Project in the Nariño Province of southern Colombia. The La Redención Project is held under a 25 hectare mining license. The project has not yet been drill-tested and exposure in underground development reveals that the mineralized system has the same geological characteristics to the La Golondrina Project.

Where exposed, gold mineralization at La Redención is most similar to the “vein-zone” style of gold mineralization at La Golondrina Project and comprises three or more shallow-dipping parallel veins with subsidiary linking vein structures hosted in tonalite and extending over widths that exceed one meter and in some cases dip off into the floor or roof of the underground development. No previous sampling or modern exploration has been conducted at the La Redención Project.

Business Objectives

During the financial year ended December 31, 2015, the Company was focused on, among other things, completing the Arrangement and achieving its initial listing of its Shares on the TSXV. The Company achieved these key business objectives and has since focused on exploring and developing its precious metals assets in Colombia. All exploration activities in Turkey have ceased, the Turkey Option Agreement has been terminated and the Company has sold all of the issued share capital of Royal Road Turkey, which holds the Pertek Project and other assets in southeast Turkey.

Milestones

The most significant events or milestones that must occur for the near term business objectives of the Company to be accomplished are to continue with its exploration activities in Colombia. In particular, key goals include initiating a drilling program at the La Golondrina Project, commencing sampling and mapping at the La Redención Project and initiating environmental and social base line studies in the immediate region.

While the Company believes that it has the skills and resources necessary to accomplish its stated business objectives, participation in the exploration for and development of mineral properties has a number of inherent risks. See the risk factors described under “Risks Factors” below for a non-exhaustive list of factors that may impact the timing and success of the Company’s planned activities.

RISK FACTORS

The Company’s business of exploration, development and mining of precious metals involves numerous inherent risks as a result of the nature of the business, global economic trends, as well as local social, political, environmental and economic conditions in Jersey and Colombia, the Company’s areas of operation. As such, the Company is subject to several financial and operational risks that could have a significant impact on its ability to generate any future profitability and its levels of operating cash flows.

The Company assesses and attempts to minimize the effects of these risks through careful management and planning of its operations and hiring qualified personnel, but is subject to a number of limitations in managing risk resulting from its early stage of development and the jurisdictions of its exploration activities.

Below is a summary of the principal risks and related uncertainties facing the Company. Such risk factors could have a material adverse effect on the Company’s business, financial condition and results of operations or the trading price of the Shares.

The Company

The Company has a limited history of operations, and is in the early stage of development. As such, the Company is subject to many risks including under-capitalization, cash shortages, and limitations with respect to personnel, financial and other resources and lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders’ investment and the likelihood of success must be considered in light of its early stage of operations. The Company does not intend to pay any dividends in the near future. The Company has limited financial resources and has no source of operating cash flow. There can be no assurance that the Company will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration or development of the La Golondrina Project and/or La Redención Project and the achievement of the Company’s other corporate objectives.

Dilution Risk

In order to finance future operations and development efforts, the Company may raise funds through the issue of Shares or securities convertible into Shares. The constating documents of the Company allow it to issue, among other things, an unlimited number of Shares for such consideration and on such terms and conditions as may be established by the directors of the Company, in many cases, without the approval of shareholders. The size of future issues of Shares or securities convertible into Shares or the effect, if any, that future issues and sales of the Shares will have on the price of the Shares cannot be predicted at this time.

Any transaction involving the issue of previously authorized but unissued Shares or securities convertible into Shares would result in dilution, possibly substantial, to present and prospective shareholders of the Company.

Exploration, Development and Operations

Exploration and development of mineral deposits involves a high degree of risk which even a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing properties. Estimates of mineral resources and any potential determination as to whether a mineral deposit will be commercially viable can also be affected by such factors as: deposit size, grade, unusual or unexpected geological formations and metallurgy; proximity to infrastructure; metal prices which are highly cyclical; environmental factors; unforeseen technical difficulties; work interruptions; and government regulations, including regulations relating to permitting, prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted. The long-term profitability of the Company’s operations will be in part directly related to the cost and success of its exploration and any mine development programs, which may be affected by a number of factors. Substantial expenditures are required to establish reserves through drilling, to develop processes to extract the resources and, in the case of new properties, to develop the extraction and processing facilities and infrastructure at any site chosen for extraction.

Although substantial benefits may be derived from the discovery of a major deposit, no assurance can be given that any such deposit will be commercially viable or that the funds required for development can be obtained on a timely basis. Mineral exploration and mining involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These hazards include unusual or unexpected formations, formation pressures, fires, power outages, labour disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labour. Operations in which the Company has a direct or indirect interest will be subject to all the hazards and risks normally incidental to exploration, development and production of minerals, any of which could result in damage to or destruction of mines and other producing facilities, damage to life and property, environmental damage and possible legal liability for any or all damage.

Absence of Mineral Resources

As of the date of this AIF, only limited drilling and no comprehensive and in-depth exploration activities have been carried out on the La Golondrina Project and, as such, no inferred and indicated resources have been defined at such project. There is no certainty that further exploration and development will result in the definition of any inferred or indicated mineral resources, or any measured resources, or probable or proven reserved at the La Golondrina Project or the La Redención Project.

Joint Ventures

The Company’s exploration activities with respect to the Gömeç Project and the UğurTepe Project were discontinued during the year ended December 31, 2015. In the future, the Company may enter into other joint venture and/or option agreements. Any failure of a joint venture partner to meet its obligations to the Company or third parties, or any disputes with respect to the parties’ respective rights and obligations could have a material adverse effect on such joint ventures. In addition the Company may be unable to exert influence over strategic decisions made in respect of properties that are the subject of such joint venture and/or option agreements.

Global Markets and Economic Conditions

Global financial conditions have been characterized by volatility and many financial institutions have either gone into bankruptcy or have had to be rescued by governmental authorities. The fallout has resulted in the following conditions, which may have an impact on the Company: (i) volatility in commodity prices and foreign exchange rates; (ii) tightening of credit markets characterized by stricter covenant requirements for borrowers and higher interest rate fluctuations; (iii) increased counterparty risk; and (iv) volatility in the prices of publicly traded entities. Although capital markets appear to be stabilizing, a climate of volatility, illiquidity, wide credit spreads, a lack of price transparency, credit losses and tight credit conditions persists. These factors have impacted the ability of the Company to obtain equity or debt financing on terms favourable to the Company in order to fund its operations. These factors, as well as other related factors, may cause further decreases in asset values, which may result in additional impairment losses. If these increased levels of volatility and market turmoil continue, the Company’s operations could continue to be adversely impacted and the trading price of its securities may be adversely affected.

Currency fluctuations

The Company is subject to currency risks. The Company’s functional currency is the Canadian dollar, which is exposed to fluctuations against other currencies. The Company is located in Jersey and has operations located Colombia and its expenditures and obligations are denominated in Canadian dollars, Jersey pounds, U.S. dollars and Colombian pesos. The Company maintains its principal office in Jersey, Channel Islands, maintains cash accounts in U.S. dollars, British Pounds and Canadian dollars and has monetary assets and liabilities in U.S. and Canadian dollars, British Pounds, and Colombian pesos. As such, the Company’s results of operations are subject to foreign currency fluctuation risks and such fluctuations may adversely affect the financial position and operating results of the Company. In particular, exchange rates between the Colombian peso and the Canadian dollar have fluctuated significantly in the past and may do so in the future. The Company has not undertaken to mitigate transactional volatility in British Pounds, Pesos, the U.S. dollar or the Canadian dollar at this time. The Company may, however, enter into foreign currency forward contracts in order to match or partially offset existing currency exposures.

No Assurance of Title to Assets

Establishing title to mineral properties is a very detailed and time-consuming process. Title to and the area of mineral properties may be disputed. There is no guarantee of title to the Company’s properties. The properties may be subject to adverse land claims, prior unregistered agreements or transfers and title may be affected by undetected defects.

The validity of the Company’s mining claims and access rights can be uncertain and may be contested. Although the Company is satisfied it has taken reasonable measures to acquire the rights needed to undertake its operations and activities as currently conducted, some risk exists that some titles and access rights may be defective. No assurance can be given that such claims are not subject to prior unregistered agreements or interests or to undetected or other claims or interests which could be materially adverse to the Company. While the Company has used its best efforts to ensure title to all its properties and secured access to surface rights, these titles or rights may be disputed, which could result in costly litigation or disruption of operations. From time to time, a land possessor may dispute the Company’s surface access rights, and as a result the Company may be barred from its legal occupation rights. Surface access issues have the potential to result in the delay of planned exploration programs, and these delays may be significant. The Company expects that it will be able to resolve these issues, however, there can be no assurance that this will be the case. Future property acquisition, relocation benefits, legal and related costs may be material. There is no guarantee, however, that local residents will support the Company’s operations or projects.

Seizure or Expropriation of Assets

Pursuant to Article 58 of the Colombian Constitution, the Colombian government can exercise its eminent domain powers in respect of the Company’s assets in the event such action is required in order to protect public interests. According to Law 388 of 1997, eminent domain powers may be exercised through (i) an ordinary expropriation proceeding (expropiación ordinaria); (ii) an administrative expropriation (expropiación administrativa); or (iii) as provided for in Article 59 of the Colombian Constitution, an expropriation for war reasons (expropiación en caso de guerra). In all cases, the Company would be entitled to a fair indemnification for the expropriated assets. As a general rule (with the exception of expropriation for reasons of war, in which case compensation may be quantified and paid later), compensation must be paid before the asset is effectively expropriated. However, indemnification may be paid in some cases years after the asset is effectively expropriated and the indemnification may be lower than the price for which the expropriated asset could be sold in a free market sale or the value of the asset as part of an ongoing business.

Commodity Prices

Factors beyond the control of the Company may affect the marketability and price of any minerals discovered, if any. Resource prices have fluctuated widely in recent years and are affected by numerous factors beyond the control of the Company, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors cannot be accurately predicted.

Uninsurable Risks

In the course of exploration, development and production of mineral properties, several risks and, in particular, unexpected or unusual geological or operating conditions, may occur. It is not always possible to fully insure against such risks, and the Company may decide not to take out insurance against such risks due to high premiums or for other reasons. Should such liabilities arise they could reduce or eliminate any future profitability and result in an increase in costs and a decline in value of the securities of the Company. The Company will not be insured against most environmental risks. Insurance against environmental risks (including potential liability for pollution or other hazards due to the disposal of waste products occurring from exploration and production) has not been generally available to companies within the industry. The Company will periodically evaluate the cost and coverage of the insurance against certain environmental risks that is available to determine if it would be appropriate to obtain such insurance. Without such insurance, and if the Company becomes subject to environmental liabilities, the payment of such liabilities would reduce or eliminate its available funds or could exceed the funds the Company has to pay such liabilities and result in bankruptcy. Should the Company be unable to fully fund the remedial cost of an environmental problem, it might be required to enter into interim compliance measures pending completion of the required remedy.

Volatile Stock Price

The stock price of the Company is expected to be highly volatile and will be drastically affected by exploration and test results. The Company cannot predict the results of its exploration activities expected to take place in the future. The results of these tests will inevitably affect the Company’s decisions related to further exploration and/or production at any of the properties that the Company may explore in the future and will likely trigger major changes in the trading price of the Shares.

Competition

Competition in the mineral exploration business is intense and could adversely affect the ability of the Company to suitably develop its properties. The Company will be competing with many other exploration companies possessing greater financial resources and technical facilities. Accordingly, there is a high degree of competition for desirable mineral claims and leases, suitable prospects for drilling operations and necessary mining equipment, as well as for access to funds. There can be no assurance that the necessary funds can be raised or that any projected work will be completed.

Infrastructure

Mining, processing, development and exploration activities depend on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important requirements, which affect capital and operating costs. Unusual or infrequent weather, phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect future operations of the Company.

Changes in Legislation

The mining industry in Colombia is subject to extensive controls and regulations imposed by various levels of government. All current legislation is a matter of public record and the Company will be unable to predict what additional legislation or amendments may be enacted. Amendments to current laws, regulations and permits governing operations and activities of mining companies, including environmental laws and regulations which are evolving in Colombia, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in expenditures and costs, affect the Company’s ability to expand or transfer existing operations or require the Company to abandon or delay the development of new properties.

The current Colombian mining code was enacted in 2001 and amended in 2010. The 2010 amendment was declared unconstitutional in 2011 by the Colombian Constitutional Court due to inadequate consultations prior to enactment. The Constitutional Court, however, left it in force for two more years (until May 2013) for the Government to propose, and Congress to approve, a new amendment. No new amendment of the mining code was passed by May 2013; therefore, the original 2001 mining code (without the 2010 amendment) is currently in force. However, in 2014, the Colombian government announced its intention to introduce before Congress a bill to amend the 2001 mining code, which has not yet occurred. Although changes to the law are expected to mostly deal with applications for concessions, which should not affect the Company, they could also include environmental, zoning and control issues, which, together with any local zoning regulations, could have an impact on the Company’s activities.

Corruption

The Company’s operations are governed by the laws of many jurisdictions, which generally prohibit bribery and other forms of corruption. It is possible that the Company, or some of its subsidiaries, employees or contractors, could be charged with bribery or corruption as a result of the unauthorized actions of its employees or contractors. If the Company is found guilty of such a violation, which could include a failure to take effective steps to prevent or address corruption by its employees or contractors, the Company could be subject to onerous penalties and reputational damage. A mere investigation itself could lead to significant corporate disruption, high legal costs and forced settlements (such as the imposition of an internal monitor). In addition, bribery allegations, or any bribery or corruption convictions, could impair the Company’s ability to work with governments or non-governmental organizations. Such convictions or allegations could result in the formal exclusion of the Company from a country or area, national or international lawsuits, government sanctions or fines, project suspension or delays, reduced market capitalization and increased investor concern.

Regulatory Matters

The mining industry operates under legislation and regulation governing such matters as land tenure, prices, royalties, environmental protection controls, income, the exportation of copper, gold and other metals, as well as other matters. The industry is also subject to regulation by governments in such matters as the awarding or acquisition of exploration and production rights or other interests, the imposition of specific exploration obligations, environmental protection controls, control over the development and abandonment of properties (including restrictions on production) and possibly expropriation or cancellation of contract rights. Government regulations may be changed from time to time in response to economic or political conditions. The exercise of discretion by governmental authorities under existing regulations, the implementation of new regulations or the modification of existing regulations affecting the mining industry could increase the Company’s costs and have a material adverse effect on the Company. Before proceeding with a project, the participants in the project must obtain all required regulatory approvals. The regulatory approval process can involve stakeholder consultation, environmental impact assessments and public hearings, among other things. In addition, regulatory approvals may be subject to conditions including security deposit obligations and other commitments. Failure to obtain regulatory approvals, or failure to obtain them on a timely basis, could result in delays and abandonment or restructuring of the projects undertaken by the Company and increased costs, all of which could have a material adverse effect on the Company.

Environmental Regulations

The Company’s operations are subject to environmental regulations promulgated by local and federal government agencies from time to time. Environmental legislation provides for restrictions and prohibitions of spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailing disposal areas, which could result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require submissions to and approval of environmental impact assessments. Environmental legislation is evolving in a manner, which means stricter standards and enforcement, and fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations. The Company intends to fully comply with all environmental regulations.

Regulatory and Permitting Delays

A number of approvals, licenses and permits are required for various aspects of exploration and mine development. The Company is uncertain if all necessary permits will be maintained or obtained on acceptable terms or in a timely manner. Future changes in applicable laws and regulations or changes in their enforcement or regulatory interpretation could negatively impact current or planned exploration and development activities or any other projects with which the Company becomes involved. Any failure to comply with applicable laws and regulations or failure to obtain or maintain permits, even if inadvertent, could result in the interruption of production, exploration or development, or material fines, penalties or other liabilities. It remains uncertain if the Company’s existing permits may be affected in the future or if the Company will have difficulties in obtaining all necessary permits that it requires for its proposed or existing mining activities.

In order to maintain mining concessions in good standing under Colombian mining law, concession holders must advance their projects efficiently, including by obtaining the necessary permits prior to stipulated deadlines. The Company has implemented plans to obtain all necessary permits prior to the relevant deadlines. While the Company is confident in its ability to meet all required deadlines or milestones in order to maintain its concessions in good standing, there is risk that the relevant Colombian permitting and licensing authorities will not respond in a timely manner. If these deadlines are not met, the Company believes that extensions to deadlines for obtaining the required approvals and permits could be negotiated so that the concessions would remain in good standing. However, there is no guarantee that the Company will be able to obtain the approvals and permits as planned or, if unable to meet such deadlines, that negotiations for an extension will be successful in order to maintain its concessions in good standing. If the concessions were to expire, this could have a material adverse impact on the Company and its ability to control and develop its Colombian projects.

Risks Related to Operation in Colombia

Emerging Market Risks

Investing in emerging market countries such as Colombia carries economic risk. Economic instability in Colombia and other Latin American countries has been caused by many different factors, including the following:

•	high interest rates;

•	changes in currency values;

•	high levels of inflation;

•	exchange controls;

•	wage and price controls;

•	changes in economic or tax policies;

•	the imposition of trade barriers; and

•	internal security issues.

Any of these factors, as well as volatility in the markets, may adversely affect the value of the securities of the Company.

Economic and Political Developments in Colombia

The Company’s projects are located in Colombia; consequently, the Company is affected by economic and political developments in Colombia. As a result, the Company’s business, financial position and operations may be affected by the general conditions of the Colombian economies, price instabilities, currency fluctuations, inflation, interest rates, regulation, taxation, social instabilities, political unrest and other developments in or affecting Colombia, over which the Company has no control. In addition, the Company’s exploration and any future development activities may be affected in varying degrees by political stability and government regulations relating to the mining industry.

In the past, Colombia has experienced periods of weak economic activity and deterioration in economic conditions. The Company cannot assure that such conditions will not return or that such conditions will not have a material adverse effect on its business, financial condition or results of operations.

The Company’s financial condition and results of operations may also be affected by changes in the political climate in Colombia to the extent that such changes affect the nation’s economic policies, growth, stability or regulatory environment. Exploration may be affected in varying degrees by government regulations with respect to restrictions on future exploitation and production, price controls, export controls, foreign exchange controls, income taxes, wealth taxes, expropriation of property, environmental legislation and site safety. There can be no assurance that the government of Colombia or any other country where the Company operates and has investments, from time to time, will continue to pursue business friendly and open-market economic policies or policies that stimulate economic growth and social stability. Any changes in these economies or the respective governments’ economic policies, in particular as they relate to the resources industry, may have a negative impact on the Company’s business, financial condition and results of operations.

Economic Growth in Colombia

Colombia has sustained annual growth above 4% since 2010 and continues to be one of the highest performing economies in the Latin American region. However, emerging market investment generally poses a greater degree of risk than investment in more mature market economies because the economies in the developing world are in general more susceptible to destabilization resulting from domestic and international developments.

A significant decline in the economic growth of any of Colombia’s major trading partners, such as the United States, as well as a decline in the prices of the commodities on which Colombia heavily depends for its foreign exchange could have a material adverse impact on Colombia’s balance of trade and adversely affect Colombia’s economic growth. The United States is Colombia’s largest export market. A decline in United States demand for imports could have a material adverse effect on Colombian exports and Colombia’s economic growth. In addition, because international investors’ reactions to the events occurring in one emerging market country sometimes appear to demonstrate a “contagion” effect, in which an entire region or class of investment is disfavoured by international investors, Colombia could be adversely affected by negative economic or financial developments in other emerging market countries. Colombia has been adversely affected by such contagion effects on a number of occasions, including following the 1997 Asian financial crisis, the 1998 Russian financial crisis, the 1999 devaluation of the Brazilian real, the 2001 Argentine financial crisis and the most recent global economic crisis. Similar developments can be expected to affect the Colombian economy in the future.

There can be no assurance that any crises such as those described above or similar events will not negatively affect investor confidence in emerging markets or the economies of the principal countries in Latin America, including Colombia. In addition, there can be no assurance that these events will not adversely affect Colombia’s economy and its industries.

Guerrilla Activity in South America

Colombia is home to South America’s largest and longest running insurgency, and during the 40-year course of armed conflict between government forces and anti-government insurgent groups and illegal paramilitary groups, both funded by the drug trade, Colombia has experienced significant social upheaval and criminal activity relating to drug trafficking. Insurgents have attacked and kidnapped civilians, and violent guerilla activity exists in many parts of the country. While the situation has improved dramatically in recent years, there can be no assurance that the situation will not again deteriorate. Any increase in kidnapping and/or terrorist activity in Colombia may disrupt supply chains and access to the Company’s projects and discourage qualified individuals from being involved with the Company’s operations.

There can be no assurance that continuing attempts to reduce or prevent guerilla activity will be successful or that guerilla activity will not disrupt the Company’s operations in the future. There can also be no assurance that the Company can maintain the safety of its operations and personnel in Colombia or that this violence will not affect the Company’s operations in the future. Continued or heightened security concerns in these countries could also result in a significant loss to the Company.

Security Risks

The Company’s operations may be adversely affected by security incidents that are not within the control of the Company, including, among other things, kidnappings, extortion or criminal activity. In particular, the Company faces increased security risks in Colombia. A significant security incident could result in the deferral of or termination of Company activity within the impacted areas of operations, thus adversely impacting execution of the Company’s business strategy, which could adversely affect the Company’s financial position, results of operations and cash flows.

Local Legal and Regulatory Systems in which the Company Operates

The Company exists under the laws of Jersey and is also subject to the provincial securities laws and regulations in the Canadian provinces of British Colombia, Alberta and Ontario. The jurisdictions in which the Company operates its exploration activities may have different or less developed legal systems than Jersey or Canada, which may result in risks such as:

•	effective legal redress in the courts of such jurisdictions, whether in respect of a breach of law or regulation, or, in an ownership dispute, being more difficult to obtain;

•	a higher degree of discretion on the part of governmental authorities;

•	the lack of judicial or administrative guidance on interpreting applicable rules and regulations;

•	inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and

•	relative inexperience of the judiciary and courts in such matters.

In Colombia, the commitment of local business people, government officials and agencies and the judicial systems to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to licenses and agreements for the Company’s business. These licenses and agreements may be susceptible to revision or cancellation and legal redress may be uncertain or delayed.

Exchange Controls

Foreign operations may require funding if their cash requirements exceed operating cash flow. To the extent that funding is required, there may be exchange controls limiting such funding or adverse tax consequences associated with such funding. In addition, taxes and exchange controls may affect the dividends that the Company receives from its foreign subsidiaries or branch offices of foreign subsidiaries. Exchange controls may prevent the Company from transferring funds abroad.

There can be no assurance that the governmental authorities of Colombia will not require prior authorization or will grant such authorization for the Company’s Colombian subsidiary to make dividend payments to the Company, and there can be no assurance that there will not be a tax imposed with respect to the expatriation of the proceeds from the Company’s Colombian subsidiary. The implementation of a restrictive exchange control policy, including the imposition of restrictions on the repatriation of earnings to foreign entities, could affect the Company’s ability to engage in foreign exchange activities and could also have a material adverse effect on its business, financial condition and results of operations.

In particular, Colombian law provides that the Central Bank of Colombia may intervene in the foreign exchange market if the Colombian peso experiences significant volatility. Also, even though investment repatriation conditions are those in force on the date on which the corresponding investment is registered and the same may not be modified in any way that may be detrimental to the investor, the Central Bank of Colombia may limit on a temporary basis the remittance of dividends and reimbursement of investments whenever international reserves fall below an amount equal to three months’ worth of imports. Since the creation of the current foreign exchange regime in 1991, such action has not been taken. However, the Company cannot provide assurance that the Central Bank of Colombia will not intervene in the future, and the Company may be temporarily unable to convert Colombian pesos to U.S. dollars or other foreign currencies.

Reliance on Key Personnel

The Company is dependent upon the continued support and involvement of a number of key management personnel. The loss of the services of one or more of such personnel could have a material adverse effect on the Company. The Company’s ability to manage its exploration and development activities and, hence, its success, will depend in large part on the efforts of these individuals. The Company faces intense competition for qualified personnel and there can be no assurance that the Company will be able to attract and retain such personnel. Finding or hiring qualified people or obtaining all necessary services for the Company’s operations may be difficult. It may be difficult to hire qualified people, or to retain service providers, with the requisite expertise who are situated in or willing to work in the relevant local jurisdiction at reasonable rates. If qualified people and services cannot be obtained in the relevant local jurisdiction, the Company may need to obtain those services from people located outside such jurisdiction, which will require work permits and compliance with applicable laws and could result in delays and higher costs to the Company to conduct its operations.

Liquidity Risk

The Company might incur additional debt in order to fund its exploration and development activities, which would continue to reduce its financial flexibility and could have a material adverse effect on the Company’s business, financial condition or results of operation. The Company’s ability to meet any debt obligations and reduce its level of indebtedness depends on future performance. General economic conditions, copper, gold and other metal prices and financial, business and other factors affect the Company’s operations and future performance. Many of these factors are beyond the Company’s control. The Company has no operations that generate cash flow and its long-term financial success is dependent on management’s ability to discover economically viable quantities of precious metals. The exploration process can take many years and is subject to factors that are beyond the Company’s control. Many factors influence the Company’s ability to raise funds, including the health of the resource market, the climate for exploration investment, the Company’s track record and the experience and caliber of its management. The Company cannot assure investors that it will be able to generate sufficient cash flow to pay the interest on any debt or that future working capital, borrowings or equity financing will be available to pay or refinance such debt. Factors that will affect its ability to raise cash through an offering of securities or a refinancing of its debt include financial market conditions, the value of its assets and performance at the time the Company needs capital. The Company cannot assure investors that it will have sufficient funds to make such payments. If the Company does not have sufficient funds and is otherwise unable to negotiate renewals of its borrowings or arrange new financing, it might have to sell significant assets. Any such sale could have a material adverse effect on the Company’s business, operations and financial results.

Political and Economic Risk in Colombia

The economics of the mining and extraction of precious metals are affected by many factors, including the costs of mining and processing operations, variations of grade of ore discovered or mined, fluctuations in metal prices, foreign exchange rates and the prices of goods and services, applicable laws and regulations, including regulations relating to royalties, allowable production and importing and exporting goods and services. Depending on the price of minerals, the Company may determine that it is neither profitable nor advisable to acquire or develop properties, or to continue mining activities. The Company’s mineral properties are located in Colombia. Economic and political conditions in this country could adversely affect the business activities of the Company. These conditions are beyond the Company’s control, and there can be no assurances that any mitigating actions by the Company will be effective. In the past, Colombia has experienced political and regulatory instability. Changes to existing governmental regulations may affect mineral exploration and mining activities, or the Company’s ability to generate cash flow and profits from operations. Associated risks include, but are not limited to terrorism, corruption, extreme fluctuations in currency exchange rates and high rates of inflation.

Changing laws and regulations relating to the mining industry or shifts in political conditions may increase the costs related to the Company’s activities including the cost of maintaining its properties. Operations may also be affected to varying degrees by changes in government regulations with respect to restrictions on production, price controls, export controls, income taxes, royalties, expropriation of property, environmental legislation and mine safety. The effect of these factors cannot be accurately predicted. Economic instability could result from current global economic conditions, and could contribute to currency volatility and potential increases to income tax rates, both of which could significantly impact the Company’s future profitability.

The Company’s activities are subject to extensive laws and regulations governing worker health and safety, employment standards, waste disposal, protection of historic and archaeological sites, mine development, protection of endangered and protected species and other matters.

Enforcement of Judgments

Substantially, all of the assets of the Company are located outside of Jersey and Canada, and certain directors and officers of the Company are residents outside of Jersey or Canada. As a result, it may be difficult or impossible to enforce judgments granted by a court in either Jersey or Canada against the assets of the Company or the directors and officers of the Company residing outside of Jersey or Canada.

Dividends

To date, the Company has not paid any dividends on its outstanding securities and the Company does not expect to do so in the foreseeable future. Any decision to pay dividends on the Shares will be made by the board of directors of the Company on the basis of the Company’s earnings, financial requirements and other conditions.

Litigation

The Company and/or its directors may be subject to a variety of civil or other legal proceedings, with or without merit. Presently the Company and/or its directors and officers are not aware of, or subject to, any legal proceedings.

Risk Management

Mineral exploration and development companies face many and varied kinds of risks. While risk management cannot eliminate the impact of all potential risks, the Company will strive to manage such risks to the extent possible and practical.

Insurance coverage

The mining industry is subject to significant risks that could result in damage to, or destruction of, mineral properties or producing facilities, personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. The Company’s policies of insurance may not provide sufficient coverage for losses related to these or other risks. The Company’s insurance does not cover all risks that may result in loss or damages and may not be adequate to reimburse the Company for all losses sustained. In particular, the Company does not have coverage for certain environmental losses or certain types of earthquake damage. The occurrence of losses or damage not covered by insurance could have a material and adverse effect on the Company’s cash flows, results of operation and financial condition. In the course of exploration, development and production of mineral properties, certain risks and, in particular, unexpected or unusual geological operating conditions including cave-ins, fires, flooding and earthquakes may occur. It is not always possible to fully insure against such risks and the Company may decide not to take out insurance against such risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the securities of the Company.

DIVIDENDS

The Company has never paid any dividends on any of its Common Shares and presently has no intention of paying dividends. The future dividend policy will be determined by the Company’s board of directors (the “Board”) on the basis of earnings, financial requirements and other relevant factors.

DESCRIPTION OF CAPITAL STRUCTURE

Ordinary Shares

The authorized share capital of the Company consists of an unlimited number of Shares without par value. As at December 31, 2015 there were 40,052,951 Shares issued and outstanding, and as of the date hereof there are 66,645,951 Shares issued and outstanding.

The holders of the Shares are entitled to receive notice of and attend all meetings of the shareholders of the Company and are entitled to one vote in respect of each Share held at such meetings. In the event of liquidation, dissolution or winding-up of the Company, the holders of Shares are entitled to share rateably the remaining property or assets of the Company.

Warrants

The Company currently has the following warrants outstanding, each such warrant exercisable for one (1) Share, on the terms set out below:

Number of Warrants	Exercise Price	Expiry Date
8,751,265	$0.60	April 15, 2018
1,750,000	$0.45	April 15, 2018
4,393,766	$0.45	April 15, 2018
238,750	$0.30	April 15, 2017
83,587	$0.09	October 14, 2018
10,374,000	$0.10	April 15, 2018
2,922,500	$0.10	April 22, 2018
28,513,868

Stock Options

Stock Option Plan

On April 10, 2015, the Company adopted a new incentive stock option plan (the “Stock Option Plan”) which replaced the Company’s former stock option plan (the “Former Option Plan”). No further awards will be granted under the Former Option Plan. However, any outstanding awards granted under the Former Option Plan shall remain outstanding and will continue to be governed by the provisions of the Former Option Plan.

Purpose of the Proposed Stock Option Plan

The TSXV requires all listed companies that have a stock option plan in place to have such plan approved by their respective shareholders on an annual basis. The following is a summary of the principal terms of the Stock Option Plan, which is qualified in its entirety by the full text of the Stock Option Plan, a copy of which can be obtained by requesting a copy to be sent by post by contacting the Company’s investor relations department by email at info@www.royalroadminerals.com.

Summary of the Principal Terms of the Stock Option Plan

The Stock Option Plan is a “rolling” stock option plan under which options may be granted to “Eligible Persons” in respect of authorized and unissued Shares provided that, the aggregate number of Shares reserved by the Company for issuance and which may be purchased upon the exercise of all options shall not exceed 10% of the issued and outstanding Shares of the Company at the time of granting of options (on a non-diluted basis). An Eligible Person means any director, officer, employee (part-time or full-time), service provider or consultant of the Company or any of its subsidiaries. If any option granted under the Stock Option Plan is surrendered, terminated, expires or is exercised, the Shares reserved for issuance, or issued, pursuant to such option shall be available for new options granted under the Stock Option Plan.

As at the date of this AIF, the Company had 4,710,000 Shares reserved for issuance pursuant stock options outstanding under the Stock Option Plan (7.0% of the Company’s issued and outstanding Shares).

The following is a summary of the other material terms of the Stock Option Plan:

(a)

all options granted under the Stock Option Plan are non-assignable and non-transferable and can be exercised for a period of up to 10 years, as determined by the Board. The expiry date of outstanding options held by optionees that would otherwise expire during a restricted trading period, imposed by the Company pursuant to any of its policies (a “Blackout Period”), will be extended for a period of 10 business days following the end of such Black-Out Period.

(b)

The number of Shares, the exercise price, the vesting period and any other terms and conditions of options granted pursuant to Stock Option Plan are determined by the Company’s Board, subject to the express provisions of the Stock Option Plan.

(c)

The exercise price of options under the Stock Option Plan will be set by the Company’s Board at the time of grant and cannot be less than the Discounted Market Price (as such term in defined in the policies of the TSXV); provided however, that if the Shares are not listed on the TSXV, the purchase price shall not be less than the closing price of the Shares on the stock exchange on which the Shares are listed on the last trading day immediately preceding the date of the grant of such option; and provided further, that if the Shares are not listed on any stock exchange, the purchase price shall not be less than the fair market value of the Shares, as may be determined by the Board on the day immediately preceding the date of the grant of such option. In addition to any resale restrictions under applicable securities laws, if the Shares are listed on the TSXV, where the exercise price of any option is priced less than the closing price of the Shares on the TSXV on the last day upon which the Shares traded on the TSXV immediately preceding the day on which the Board grants such option, the options and any Shares issued upon exercise of such options will be subject to, and must be legended in respect of, the Exchange Hold Period (as such term in defined in the policies of the TSXV) of four months commencing on the date such options were granted.

(d)

If before the expiry of the option, the optionee ceases to be an Eligible Person for any reason other than the death of the Eligible Person or termination by the Company for cause, the option will terminate on a date determined by the Board, which date shall not be less than 90 days and not more than 12 months of the date the optionee ceases to be an Eligible Person. If the optionee ceases to be an Eligible Person by reason of termination by the Company for cause, the option will terminate immediately upon the optionee ceasing to be an Eligible Person.

(e)	In the event of the death of the optionee, the option continues to be exercisable for a period up to twelve months from the date of such event.

(f)

In addition, the Stock Option Plan provides for the following limits on option grants: (i) the aggregate number of Shares reserved for issuance pursuant to options granted to insiders of the Company (as a group), together with all of the Company’s other share compensation arrangements, at any point in time shall not exceed 10% of the issued and outstanding Shares at such time unless Disinterested Shareholder Approval (as such term in defined in the policies of the TSXV) is obtained; (ii) the aggregate number of Shares reserved for issuance pursuant to options granted to insiders of the Company (as a group), within any twelve month period shall not exceed 10% of the issued and outstanding Shares at the time of the grant of the option unless Disinterested Shareholder Approval (as such term in defined in the policies of the TSXV) is obtained; (iii) the number of Shares reserved for issue to any one consultant of the Company under the Stock Option Plan within any twelve month period may not exceed 2% of the issued and outstanding Shares at the time of grant of the option; and (iv) the number of Shares reserved for issue to persons retained by the Company to provide investor relations activities (as defined in the policies of the TSXV) within any twelve month period may not exceed 2% of the issued and outstanding Shares at the time of grant of the option.

(g)

The Stock Option Plan contains a formal amendment procedure which provides that amendments that can be made to the Stock Option Plan by the Board without requiring the approval of shareholders unless specifically required by the TSXV. These amendments include, without limitation: (i) altering, extending or accelerating option vesting terms and conditions; (ii) amending the termination provisions of an option, which amendment shall include determining that any provisions of the Stock Option Plan concerning the effect of the optionee ceasing to be an Eligible Person shall not apply for any reason acceptable to the Board; (iii) determining adjustments pursuant to the provisions of the Stock Option Plan concerning corporate changes; (iv) amending the definitions contained in the Stock Option Plan; (v) amending the terms and conditions of any financial assistance which may be provided by the Company to optionees to facilitate the purchase of Shares under the Plan, or adding, amending or removing any provisions for such financial assistance; (vi) amending provisions relating to the administration of the Stock Option Plan; (vii) making “housekeeping” amendments, such as those necessary to cure errors or ambiguities contained in the Stock Option Plan; (viii) effecting amendments necessary to comply with the provisions of applicable laws (including, without limitation, the rules, regulations and policies of the TSXV); and (ix) effecting amendments necessary to suspend or terminate the Stock Option Plan.

(h)

The Stock Option Plan also specifically provides that the following amendments, among others, require shareholder approval: (i) increasing the number of Shares issuable under the Stock Option Plan, except by operation of the “rolling” maximum reserve or an adjustment pursuant to the provisions of the Stock Option Plan; (ii) any amendment which could result in the aggregate number of Shares issued to insiders of the Company within any one-year period or issuable to insiders of the Company at any time under the Stock Option Plan, together with any other security based compensation arrangement, exceeding 10% of the issued and outstanding Shares; (iii) extending the term of an option held by an insider of the Company; (iv) reducing the option price of an option; (v) amending the formal amendment procedures; and (vi) making any amendments required to be approved by the shareholders under applicable law.

MARKET FOR SECURITIES

Trading Price and Volume

Ordinary Shares

The Shares are listed for trading on the TSXV under the trading symbol “RYR”. The following table sets out the high and low closing market prices and the volume traded of the Common Shares on the TSXV for each month of the financial year ended December 31, 2015:

2015	HIGH ($)	LOW ($)	VOLUME
April 20 - 30	0.35	0.20	16,000
May	0.205	0.12	52,000
June	0.15	0.105	109,750
July	0.15	0.11	160,150
August	0.12	0.085	184,400
September	0.10	0.07	297,600
October	0.09	0.05	384,000
November	0.085	0.055	319,140
December	0.055	0.04	371,750

ESCROWED SECURITIES

There are different categories of escrow to which certain of the outstanding Shares are subject: (i) Shares issued pursuant to the Arrangement to certain former shareholders of Kirkcaldy (“CPC Escrowed Shares”); (ii) Shares held by directors, senior officers, and 10% shareholders of the Company (“Qualifying Transaction Escrowed Securities”); and (iii) Shares held by certain shareholders of the Company whose Shares were considered “seed shares” (as defined by the TSXV) at the time of the Arrangement (“Restricted Seed Shares”).

CPC Escrowed Shares

The CPC Escrowed Shares are subject to an escrow agreement (the “CPC Escrow Agreement”) dated January 21, 2011 between Kirkcaldy, Computershare Trust Company of Canada (the “Transfer Agent”), and certain Kirkcaldy shareholders. The CPC Escrow Agreement provides for the release of the CPC Escrowed Shares in stages over a period of up to three years after the date of the final TSXV bulletin dated April 17, 2015 (the “TSXV Bulletin”) in respect of completion of the Arrangement.

The CPC Escrowed Shares are subject to the release schedule set out in “Schedule B(1) – CPC Escrow Securities” of TSXV Form 2F, which provides for the release of 10% of the securities on the date of the TSXV Bulletin, and the release of an additional 15% every 6 months thereafter.

The following table sets forth details of the number of CPC Escrowed Shares held in escrow as at the end of the most recently completed financial year, and as at the date hereof:

As At	Number of Shares	% of Outstanding Shares	Release Schedule
December 31, 2015	937,500	2.3%(1)	10% released April 17, 2015;
			15% released October 17, 2015;
			15% released April 17, 2016;
			15% released October 17, 2016;
December 12, 2016	562,500	0.84%(2)	15% released April 17, 2017;
			15% released October 17, 2017;
			15% released April 17, 2018.

Notes:

(1)	Based on 40,052,951 Shares issued and outstanding as at December 31, 2015.
(2)	Based on 66,645,951 Shares issued and outstanding as at December 12, 2016.

Qualifying Transaction Escrowed Securities

The Qualifying Transaction Escrowed Securities are subject to a surplus security escrow agreement for Tier 2 issuers (the “QT Escrow Agreement”), entered into by the applicable shareholders, the Company and the Transfer Agent.

The Qualifying Transaction Escrowed Securities are subject to the release schedule set out in “Schedule B(4) – Tier 2 Surplus Security Escrow Agreement” of TSXV Form 5D, which provides for the release of 5% of the securities on the date of the TSXV Bulletin, the release of an additional 5% of the securities six months following the date of the TSXV Bulletin, the release of an additional 10% of the securities 12 and 18 months following the date of the TSXV Bulletin, the release of an additional 15% of the securities 24 and 30 months following the date of the TSXV Bulletin, and the release of a final 40% of the securities on the date 36 months following the TSXV Bulletin.

The following table sets forth details of the number of Qualifying Transaction Escrowed Securities held in escrow as at the end of the most recently completed financial year, and as at the date hereof:

As At	Number of Shares	% of Outstanding Shares	Release Schedule
December 31, 2015	11,358,527	28.4%(1)	5% released April 17, 2015;
			5% released October 17, 2015;
			10% released April 17, 2016;
			10% released October 17, 2016;
December 12, 2016	8,834,415	13.3%(2)	15% released April 17, 2017;
			15% released October 17, 2017;
			40% released April 17, 2018.

Notes:

(1)	Based on 40,052,951 Shares issued and outstanding as at December 31, 2015.
(2)	Based on 66,645,951 Shares issued and outstanding as at December 12, 2016.

Restricted Seed Shares

In addition, the Restricted Seed Shares are subject to resale restrictions imposed by imprinted resale restriction legends on the certificates representing such Restricted Seed Shares. The legends provide for the release of 10% of the Restricted Seed Shares on the date of the TSXV Bulletin, and an additional 15% every 6 months thereafter.

The following table sets forth details of the number of Restricted Seed Shares held in escrow as at the end of the most recently completed financial year, and as at the date hereof:

As At	Number of Shares	% of Outstanding Shares	Release Schedule
December 31, 2015	1,125,000	2.8(1)	10% released April 17, 2015;
			15% released October 17, 2015;
			15% released April 17, 2016;
			15% released October 17, 2016;
December 12, 2016	675,000	1.0(2)	15% released April 17, 2017;
			15% released October 17, 2017;
			15% released April 17, 2018.

Notes:

(1)	Based on 40,052,951 Shares issued and outstanding as at December 31, 2015.
(2)	Based on 66,645,951 Shares issued and outstanding as at December 12, 2016.

DIRECTORS AND OFFICERS

Name, Occupation and Security Holdings

The following table sets forth all current directors and executive officers of the Company as at the date hereof, their principal occupations or employment, the period or periods of service, and the approximate number of voting securities of the Company beneficially owned, directly or indirectly, or over which control or direction is exercised as of the date hereof. The Board currently consists of four (4) directors to be elected annually. The term of office of each director will be from the date of the meeting at which he or she is elected until the next annual meeting, or until his or her successor is elected or appointed.

Name, Province and Country of Residence, Position	Position Since	Number of Common Shares Beneficially Owned(1)	Principal Occupation During Past Five Years
Dr. Timothy Coughlin Jersey, Channel Islands President, Chief Executive Officer and Director	Director: May 6, 2012; President and Chief Executive Officer: Jan 22, 2014	3,197,958 (5)

Exploration and Mining Executive

Prior to becoming an executive office of the Company, Dr. Coughlin was a co-founder, Director, President and Chief Executive Officer of Lydian International Limited from December 2007 to February 2014.

Peter Mullens(2)(3) Brisbane, Queensland, Australia Chairman and Director	Jan 22, 2014	1,881,083(6)

Geologist and Exploration and Mining Executive

Mr. Mullens is the Chief Executive Officer and director of Aurasian Minerals PLC (listed on the AIM-Market of the London Stock Exchange), and previously, Mr. Mullens has served as a director and/or officer of a number of public and private companies, including, Lydian International Limited, Sierra Minerals Inc., Hodges Resources Limited, and Laramide Resources Ltd.

Vernon Arseneau(2)(3) Mendoza, Argentina Director	May 5, 2012	85,000(7)

Geologist and Exploration and Mining Executive

Mr. Arseneau is also currently Vice-President, Exploration at Arena Minerals Inc., where he has served in this role since October 2012. Prior to that, he served as Vice-President, Exploration at Zincore Metals Inc. from March 2008 to July 2012.

Donald Njegovan(2)(3) Ontario, Canada Director	Oct 13, 2015	2,000,000(8)

Exploration and Mining Executive

Mr. Njegovan is currently Vice President, New Business Development at Osisko Mining Inc. (since February 2016). Prior to that Mr. Njegovan worked as an independent mining consultant based in Toronto. Mr. Njegovan was formerly Managing Director of Global Mining at Scotiabank from August 2010 to June 2014.

Cindy Davis Ontario, Canada Chief Financial Officer	Dec 15, 2015	Nil	Chartered Accountant Mrs. Davis is currently a senior employee of Marrelli Support Services Inc. She also serves as the CFO for Pasinex Resources Ltd. and CHAR Technologies Ltd.

Notes:

(1)	The information as to voting securities beneficially owned, controlled or directed, not being within the knowledge of the Company, has been furnished by the respective nominees individually.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)
(5)	Dr. Coughlin has beneficial ownership and/or control or direction over an aggregate of 3,197,958 Shares. He also holds warrants to purchase 777,708 Shares and stock options to purchase 750,000 Shares.
(6)

Mr. Mullens has beneficial ownership and/or control or direction over an aggregate of 1,881,083 Shares, which are held as to 507,000 directly by Mr. Mullens, 1,324,083 by the Mullens Family Superannuation Fund, and 50,000 by MDP Resources Inc. He also holds warrants to purchase an additional 233,333 Shares and stock options to purchase 300,000 Shares at various prices.

(7)

Mr. Arseneau has beneficial ownership and/or control or direction over an aggregate of 85,000 Shares. He also holds warrants to purchase 35,000 Shares and stock options to purchase 450,000 Shares at various prices.

(8)

Mr. Njegovan has beneficial ownership and/or control or direction over an aggregate of 2,000,000 Shares. He also holds warrants to purchase 1,000,000 Shares and stock options to purchase 600,000 Shares at various prices.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

For the purposes of this section “Order” means:

(a)	a cease trade order;

(b)	an order similar to a cease trade order; or

(c)	an order that denied the relevant company access to any exemption under securities legislation;

that was in effect for more than 30 days.

None of the directors or executive officers of the Company or any shareholder holding a sufficient number of securities of the Company to materially affect control of the Company:

(a)	is, as of the date of this AIF, or has been, within 10 years before the date of this AIF, a director or executive officer of any company that:

(i)	was the subject of an Order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer;
(ii)

was subject to an Order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

(iii)

while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceeding, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has, within the 10 years before the date of this AIF, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

None of the directors or executive officers of the Company, or a shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company has, within the last 10 years, been subject to: (i) any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered a settlement agreement with a Canadian securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor making an investment decision.

Conflicts of Interest

There are no known existing or potential conflicts of interest among the Company and the directors and officers of the Company as a result of their outside business interests except that certain of the directors and officers may serve as directors, officers, promoters and members of management of other companies and therefore it is possible that a conflict may arise between their duties as a director and officer of the Company and their duties as a director, officer, promoter or member of management of such other companies.

The directors and officers of the Company have been advised of the existence of laws governing accountability of directors and officers regarding corporate opportunity and requiring disclosures by directors of conflicts of interest, and the Company will rely upon such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of the directors or officers. All such conflicts shall be disclosed by such directors or officers and treated in accordance with the applicable laws of Jersey, Channel Islands and the Company’s constating documents.

PROMOTERS

Other than Dr. Timothy Coughlin, no person or company has been, within the two most recently completed financial years or during the current financial year, a promoter of the Company. Information regarding Dr. Coughlin and his security holdings in the Company is set forth above under the heading “Directors and Officers” above.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

The Company was not subject to any material legal proceedings during its most recently completed financial year, nor is the Company or any of its properties a party to or the subject of any such proceedings, and no such proceedings are known to be contemplated. The Company may be involved in routine, non-material litigation arising in the ordinary course of business, from time to time.

There were no penalties or sanctions imposed against the Company by a court relating to provincial and territorial securities legislation or by a securities regulatory authority during its most recently completed financial year, nor have there been any other penalties or sanctions imposed by a court or regulatory body against the Company, and the Company has not entered into any settlement agreements before a court relating to provincial and territorial securities legislation or with a securities regulatory authority.

INTERESTS OF MANAGEMENT IN MATERIAL TRANSACTIONS

To the knowledge of management of the Company, no director or executive officer of the Company, person or company that beneficially owns, controls or directs, directly or indirectly, more than 10% of the Shares, or any associate or affiliate of any such persons, has or had any material interest, direct or indirect, in any transaction within the Company’s three most recently completed financial years which has materially affected or will materially affect the Company or any of its subsidiaries other than as set out herein.

TRANSFER AGENT AND REGISTRAR

The registrar and transfer agent of the Company is Computershare Trust Company of Canada, having an address of 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1.

MATERIAL CONTRACTS

As at the date of this AIF, the Company’s only material contract is the La Golondrina Option Agreement, which is described herein under the heading “Description of the Business”.

EXPERTS AND INTERESTS OF EXPERTS

CSA Global prepared the Technical Report, and has advised the Company that it does not hold, directly or indirectly, any beneficial interests in any securities or other property of the Company or any of its associates or affiliates.

The auditor of the Company, Grant Thornton LLP, has informed the Company that it is independent with respect to the Company within the meaning of the Rules of Professional Conduct of Chartered Professional Accountants of Ontario.

ADDITIONAL INFORMATION

Additional information relating to the Company may be found through a database search at SEDAR at www.sedar.com. Additional information on the Company, including directors’ and officers’ remuneration and indebtedness, principal holders of the Company’s securities, and securities authorized for issuance under equity compensation plans, is contained in the Company’s management information circular dated May 9, 2016, which may be found on SEDAR.

Additional financial information regarding the Company is provided in the Company’s audited annual financial statements and management’s discussion and analysis for the year ended December 31, 2015, and in the Company’s unaudited financial statements and management’s discussion and analysis for the period ended September 30, 2016, all of which may be found on SEDAR.

SCHEDULE A
AUDIT COMMITTEE DISCLOSURE

Audit Committee Mandate

The Audit Committee is a committee of the Board established for the purpose of overseeing the accounting and financial reporting processes of the Company and annual external audits of the consolidated financial statements. The Audit Committee has formally set out its responsibilities and composition requirements in fulfilling its oversight in relation to the Company’s internal accounting standards and practices, financial information, accounting systems and procedures. See Appendix “A” hereto for a copy of the Audit Committee Charter of the Company.

Composition of the Audit Committee

The Audit Committee currently consists of Peter Mullens, Don Njegovan and Vernon Arseneau. Peter Mullens is the Chair of the Audit Committee. All members of the Audit Committee have been determined to be “independent” and are considered to be “financially literate” (as such terms are defined in National Instrument 52-110 - Audit Committees (“NI 52-110”)).

Relevant Education and Experience of Audit Committee Members

The following is a description of the education and experience of each member of the Audit Committee that is relevant to the performance of his responsibilities as an Audit Committee member and, in particular, any education or experience that would provide the member with:

(a)	an understanding of the accounting principles used by the Company to prepare its financial statements;
(b)	the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves;
(c)

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; and

(d)	an understanding of internal controls and procedures for financial reporting.

Peter Mullens

Mr. Mullens has served as Chairman and non-executive director of the Company since January 22, 2014. He is also currently a director and member of the audit committee of Terreno Resources Corp. (listed on the TSXV) and Chief Executive Officer and director of Aurasian Minerals PLC (listed on the AIM-Market of the London Stock Exchange). Previously, Mr. Mullens has served as a director and/or officer of a number of public and private companies, including, Lydian International Limited, Sierra Minerals Inc., Hodges Resources Limited, where he served as Chairman, and Laramide Resources Ltd., where he served as a director from January 2003 to January 2014 and as Vice President, Exploration from August 2002 to December 2013. He received a Bachelor of Science degree in Geology from Monash University in 1984 and has been a member of the Australian Institute of Mining Metallurgy since 1989.

Don Njegovan

Mr. Njegovan was appointed a director of the Company on October 13, 2015. He is also currently Vice President, New Business Development at Osisko Mining Inc. (since February 2016). Prior to that Mr. Njegovan worked as an independent mining consultant based in Toronto and served as a director of St Andrew Goldfields Ltd. from February 2015 to January 2016. Mr. Njegovan was formerly Managing Director of Global Mining at Scotiabank from August 2010 to June 2014. Prior to that, he was an investment banker at Toll Cross Securities Inc. from June 2005 to July 2010. Mr.Njegovan is a mining engineer with over 20 years’ experience in the resources industry. Mr. Njegovan holds a Bachelor of Science Mining Engineering from Michigan Technological University and a Bachelor of Arts from the University of Manitoba.

Vernon Arseneau

Mr. Arseneau, has served as a director of the Company since May 5, 2012. He is also currently Vice-President, Exploration at Arena Minerals Inc., where he has served in this role since October 2012. Prior to that, he served as Vice-President, Exploration at Zincore Metals Inc. from March 2008 to July 2012, consulted as a geologist from 2003 to 2006 on various exploration projects, and served in a number of roles in over 20 years with Noranda Inc. in Canada and South America. Mr. Arseneau has a BSc Geology.

External Auditor Service Fees (By Category)

The following table discloses the fees billed to the Company by its external auditor during the current financial year.

Year ended December 31,	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2015	$21,400	$Nil	Nil	$63,000
2014	$26,750	$Nil	Nil	Nil

Notes:

(1)	The aggregate fees billed for audit services.
(2)

The aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not disclosed in the “Audit Fees” column.

(3)	The aggregate fees billed for tax compliance, tax advice, and tax planning services.
(4)	The aggregate fees billed for professional services other than those listed in the other three columns.

Reliance on Certain Exemptions

At no time since the commencement of the Company’s most recently completed financial year has the Company relied on the exemption provided for in section 2.4 of NI 52-110 (De Minimis Non-audit Services), or an exemption from NI 52-110, in whole or in part, granted pursuant to Part 8 of NI 52-110.

APPENDIX A TO SCHEDULE A
AUDIT COMMITTEE CHARTER

ROYAL ROAD MINERALS LIMITED
AUDIT COMMITTEE CHARTER

Audit Committee Charter

1. Purpose and Authority

The Audit Committee (“Committee”) is a committee of the board of directors (“the Board”) of Royal Road Minerals Limited (the “Company”). Its primary function shall be to assist the Board in fulfilling its oversight responsibilities with respect to accounting and financial reporting processes, the integrity of the financial statements the Company, compliance with legal and regulatory requirements, the overall adequacy and maintenance of the systems of internal controls that management has established and the overall responsibility for the Company’s external and internal audit processes including the external auditor’s qualifications, independence and performance.

The Committee shall have access to such officers and employees of the Company, its external auditor and its legal counsel as the Committee considers to be necessary or desirable in order to perform its duties and responsibilities. In addition, the Committee shall have the authority and funding to retain independent legal, accounting and other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisers employed by the Committee and to the external auditor employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be accountable to the Board. In the course of fulfilling its specific responsibilities, the Committee shall maintain open communication between the Company’s external auditor and the Board.

The responsibilities of a member of the Committee shall be in addition to such member’s duties as a member of the Board.

The Committee has the duty to review and ensure that the Company’s financial disclosures are complete and accurate, are in accordance with generally accepted accounting principles and fairly present the financial position and risks of the organization. The Committee should, where it deems appropriate, review compliance with laws and regulations and the Company’s own policies.

The Committee will provide the Board with such recommendations and reports with respect to the financial disclosures of the Company as it deems advisable.

2. Membership and Composition

The Committee shall consist of at least three independent directors who shall serve on behalf of the Board. The Board, at its organizational meeting held in conjunction with each annual general meeting of the Shareholders, shall appoint the members of the Committee for the ensuing year. Each member shall meet the independence, financial literacy and experience requirements of the TSX Venture Exchange, and any other exchange upon which the securities of the Company may be listed to the extent required by the rules of such exchange, National Instrument 52-110 – Audit Committees and other regulatory agencies as required. The Board may, at any time, remove or replace any member of the Committee and may fill any vacancy in the Committee.

Financial literacy requires that all members of the Committee shall have the ability to read and understand a set of financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements.

A majority of members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other, will constitute a quorum for a meeting of the Committee.

The Board will appoint one member of the Committee to act as the chair (“Chair”) of the Committee. In his or her absence, the Committee may appoint another person to act as chair of a meeting of the Committee provided a quorum is present. The Chair will appoint a secretary of the meeting, who need not be a member of the Committee and who will maintain the minutes of the meeting.

3. Meetings

At the request of the external auditor, the Chair of the Board, the Chief Executive Officer or the Chief Financial Officer of the Company or any member of the Committee, the Chair of the Committee will convene a meeting of the Committee. In advance of every meeting of the Committee, the Chair, with the assistance of the Chief Financial Officer, will ensure that the agenda and meeting materials are distributed in a timely manner.

The Committee shall meet regularly and at least on a quarterly basis. The Committee shall hold in camera sessions without the presence of management after each meeting.

4. Duties and Responsibilities

The Committee shall take charge of all responsibilities imparted on an audit committee of the Company, as they may apply from time to time, under the Companies (Jersey) Law 1991, National Instrument 52-110 – Audit Committees and stock exchange rules. The duties and responsibilities of the Committee include the following:

4.1 Financial Reporting and Disclosure

(a)	Review and discuss with management and the external auditor at the completion of the annual examination:

(i)	the Company’s audited financial statements and related notes; the external auditor’s audit of the financial statements and their report;

(ii)	any significant changes required in the external auditor’s audit plan;

(iii)	any serious difficulties or disputes with management encountered during the course of the audit; and

(iv)	other matters related to the conduct of the audit which are to be communicated to the Committee under International Financial Reporting Standards (“IFRS”).

(b)	Review and discuss with management and the external auditor at the completion of any review engagement or other examination, the Company’s quarterly financial statements.

(c)

Review and discuss with management, prior to their public disclosure, the annual reports, quarterly reports, Management’s Discussion and Analysis (“MD&A”), earnings press releases and any other material disclosure documents containing or incorporating by reference audited or unaudited financial statements of the Company and, if thought advisable, provide their recommendations on such documents to the Board.

(d)

Review and discuss with management any guidance being provided to shareholders on the expected earnings of the Company and, if thought advisable, provide their recommendations on such documents to the Board.

(e)

Inquire of the auditors regarding the quality and acceptability of the Company’s accounting principles and estimates, including the clarity of financial disclosure and the degree of conservatism or aggressiveness of the accounting policies and estimates.

(f)

Review the Company’s compliance with any policies and reports received from regulators. Discuss with management and the external auditor the effect on the Company’s financial statements of significant regulatory initiatives.

(g)

Meet with the external auditor and management in separate executive sessions, as necessary or appropriate, to discuss any matters that the Committee or any of these groups believe should be discussed privately with the Committee.

(h)

Ensure that management has the proper and adequate systems and procedures in place for the review of the Company’s financial statements, financial reports and other financial information including all Company disclosure of financial information extracted or derived from the Company’s financial statements, and that they satisfy all legal and regulatory requirements. The Committee shall periodically assess the adequacy of such procedures.

(i)

Review with the Company’s counsel, management and the external auditor any legal or regulatory matter, including reports or correspondence, which could have a material impact on the Company’s financial statements or compliance policies.

(j)

Based on discussions with the external auditor concerning the audit, the financial statement review and such other matters as the Committee deems appropriate, recommend to the Board the filing of the audited annual and unaudited quarterly financial statements and MD&A on SEDAR and the inclusion of the audited financial statements in the Annual Report on Form 40-F.

4.2 External Auditor

(a)

Be responsible for recommending to the Board the appointment of the Company’s external auditor and for the compensation, retention and oversight of the work of the external auditor employed by the Company. The external auditor shall report directly to the Committee. The Committee shall be responsible to resolve any disagreements, if any, between management and the external auditor regarding financial reporting.

(b)	Consider, in consultation with the external auditor, the audit scope and plan of the external auditor.

(c)

Confirm with the external auditor and receive written confirmation at least once per year as to the external auditor’s internal processes and quality control and disclosure of any investigations or government enquiries, reviews or investigations of the external auditor.

(d)	Take reasonable steps to confirm at least annually the independence of the external auditor, which shall include:

(i)

ensuring receipt from the external auditor of a formal written statement delineating all relationships between the external auditor and the Company, consistent with IFRS, and determine that they satisfy the requirements of all applicable securities laws,

(ii)

considering and discussing with the external auditor any disclosed relationships or services, including non-audit services, that may impact the objectivity and independence of the external auditor, and

(iii)

approving in advance any audit or permissible non-audit related services provided by the external auditor to the Company with a view to ensuring independence of the external auditor, and in accordance with any applicable regulatory requirements, including the requirements of all applicable securities laws with respect to approval of non-audit related serviced performed by the external auditor.

(e)

Approve the lead audit partner for the Company’s external auditor, confirm that such lead partner has not performed audit services for the Company for more than five previous fiscal years, and otherwise ensure the rotation of the lead partner and other partners in accordance with all applicable securities laws.

(f)	Review and approve the Company’s hiring policies regarding partners, employees and former employees of the present and former external auditors of the Company.

4.3 Internal Controls and Audit

(a)

Review and assess the adequacy and effectiveness of the Company’s systems of internal control and management information systems through discussion with management and the external auditor to ensure that the Company maintains appropriate systems, is able to assess the pertinent risks of the Company and that the risk of a material misstatement in the financial disclosures can be detected.

(b)	Assess the requirement for the appointment of an internal auditor for the Company.

(c)

Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process required under applicable Canadian and United States securities laws. Review any significant deficiencies in the design and operation of internal controls over financial reporting or disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.4 General

(a)

Conduct an ongoing review of any transaction now in effect, and review and approve in advance any proposed transaction, that could be within the scope of “related party transactions” as such term is defined in applicable securities laws, and establish appropriate procedures to receive material information about and prior notice of any such transaction.

(b)

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(c)

Conduct or authorize investigations into any matter within the scope of this Charter. The Committee may request that any officer or employee of the Company, its external legal counsel or its external auditor attend a meeting of the Committee or meet with any member(s) of the Committee.

(d)	Review the qualifications of the senior accounting and financial personnel.

(e)	Enquire of management and the external auditor regarding significant financial risks or exposures and the steps management has taken to minimize such risks to the Company.

(f)	Perform any other activities consistent with this Charter, the Company’s Articles and governing law, as the Committee or the Board deems necessary or appropriate.

4.5 Oversight Function

While the Committee has the responsibilities and powers set out in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with IFRS and applicable rules and regulations. These are the responsibilities of management and the external auditor. The Committee and the Chair and any members of the Committee identified as having accounting or related financial expertise are members of the Board, appointed to the Committee to provide broad oversight of the financial, risk and control related activities of the Company, and are specifically not accountable or responsible for the day to day operation or performance of such activities. Although the designation of a member as having accounting or related financial expertise for disclosure purposes is based on that individual’s education and experience, which that individual will bring to bear in carrying out his or her duties on the Committee, such designation does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and the Board in the absence of such designation. Rather, the role of a member of the Committee who is identified as having accounting or related financial expertise, like the role of all members of the Committee, is to oversee the process, not to certify or guarantee the internal or external audit of the Company’s financial information or public disclosure.

5. Chair of the Committee

The Chair of the Committee:

(a)

provides leadership to the Committee with respect to its functions as described in this Charter and as otherwise may be appropriate, including overseeing the logistics of the operations of the Committee;

(b)

chairs meetings of the Committee, unless not present, including in camera sessions, and reports to the Board following each meeting of the Committee on the findings, activities and any recommendations of the Committee;

(c)	ensures that the Committee meets on a regular basis and at least quarterly;

(d)	in consultation with the Chair of the Board and the Committee members, establishes a calendar for holding meetings of the Committee;

(e)	establishes the agenda for each meeting of the Committee, with input from other Committee members, the Chair of the Board, and any other parties as applicable;

(f)

acts as liaison and maintains communication with the Chair of the Board and the Board to optimize and co-ordinate input from Board members, and to optimize the effectiveness of the Committee. This includes reporting to the full Board on all proceedings and deliberations of the Committee at the first meeting of the Board after each Committee meeting and at such other times and in such manner as the Committee considers advisable;

(g)	reports annually to the Board on the role of the Committee and the effectiveness of the Committee’s role in contributing to the objectives and responsibilities of the Board as a whole;

(h)	ensures that the members of the Committee understand and discharge their duties and obligations;

(i)	fosters ethical and responsible decision making by the Committee and its individual members;

(j)	together with the Corporate Governance and Nominating Committee, oversees the structure, composition, membership and activities delegated to the Committee from time to time;

(k)	ensures that resources and expertise are available to the Committee so that it may conduct its work effectively and efficiently and pre-approves work to be done for the Committee by consultants;

(l)	facilitates effective communication between members of the Committee and management;

(m)	addresses, or causes to be addressed, all concerns communicated to him or her under the Company’s Whistleblower Policy or Code of Conduct; and

(n)	performs such other duties and responsibilities as may be delegated to the Chair of the Committee by the Board from time to time.

This Charter will be reviewed annually and any recommended changes will be submitted to the Board for approval.

Last reviewed and approved by the Board on August 28, 2015.

SCHEDULE B
STATEMENT OF CORPORATE GOVERNANCE PRACTICES

1.	General

The Company’s Board views effective corporate governance as an essential element for the effective and efficient operation of the Company. The Company believes that effective corporate governance improves corporate performance and benefits all of its shareholders. The following statement of corporate governance practices sets out the Board’s review of the Company’s governance practices relative to 58-101-Disclosure of Corporate Governance Practices and National Policy 58-201 - Corporate Governance Guidelines.

2.	Board of Directors

The Board maintains the exercise of independent supervision over management by ensuring that the majority of its directors are independent. Dr. Timothy Coughlin, Director, President and Chief Executive Officer, is not independent by virtue of his position as an executive officer of the Company. The Company’s other directors have each been determined to be independent.

Directorships

The following members of the Board currently hold directorships in other reporting issuers (or the equivalent) as set forth below:

Name of Director	Name of Reporting Issuer	Exchange
Peter Mullens	Terreno Resources Corp.	TSXV
	Aurasian Minerals PLC	AIM

Timothy Coughlin	Aurasian Minerals PLC	AIM

Orientation and Continuing Education of Board Members

The Company currently does not have any formal orientation or continuing education programs in place for new directors, as there have been no changes in Board membership since incorporation. At such time as there is a change in the Board, this policy will be reviewed.

Ethical Business Conduct

The Board is of the view that the fiduciary duties placed on individual directors pursuant to corporate legislation and the common law, and the conflict of interest provisions under corporate legislation which restricts an individual director’s participation in decisions of the Board in which the director has an interest, have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company. The Company Board has also adopted a whistleblower protection with respect to confidential and anonymous reporting of complaints and regularities.

Nomination of Directors

The size of the Board is reviewed annually when the Board considers the number of directors to recommend for election at the annual meeting of shareholders. The Board takes into account the number of directors required to carry out the Board duties effectively, and to maintain a diversity of view and experience.

Other Board Committees

The Board of Directors has established the Audit Committee and the Compensation Committee, as described below.

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Audit Committee

See the disclosure under the heading “Audit Committee Disclosure” below for information about the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Peter Mullens, Don Njegovan and Vernon Arseneau, each of whom are independent as such term is defined in National Instrument 52-110 - Audit Committees (“NI 52-110”). Peter Mullens is the Chairman of the Compensation Committee.

The Compensation Committee has been established to assist the Board of Directors in settling compensation of directors and senior executives, and developing and submitting to the Board of Directors recommendations with regard to other employee benefits.

The Compensation Committee meets as frequently as required. The Compensation Committee members do not hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. However, during the course of a Committee meeting, if a matter is more effectively dealt with without the presence of members of management, the Compensation Committee members meet independently of management and/or other directors, as appropriate.

The Compensation Committee reviews and approves corporate goals and objectives relative to the compensation of the CEO and the CFO and assesses each of their performance in light of those goals and objectives. In addition, the Compensation Committee makes recommendations to the Board with respect to the compensation (including salary, bonus and stock options) and benefits of the CEO and the other senior officers of the Company and reviews and approves the terms of the employment agreements and severance arrangements of the CEO and other senior officers of the Company. The Compensation Committee reviews and assesses periodically the compensation structure and benefit plans (including equity-based incentive plans) of the Company and makes recommendations to the Board with respect thereto. On an annual basis, the Compensation Committee also reviews the compensation payable to directors of the Company in relation to their service on the Board and Board Committees, and makes recommendations to the Board with respect thereto.

To determine compensation payable, the Compensation Committee reviews compensation paid to the directors, CEO and other senior officers, in companies of similar size and stage of development in the mining and mineral exploration industry and determine an appropriate compensation reflecting the need to provide incentive and compensation for the time and effort expended by the directors and senior management while taking into account the financial and other resources of the Company.

Assessment of Directors, the Board and Board Committees

The Board monitors the adequacy of information given to directors, the communications between the Board and management and the strategic direction and processes of the Board and its Audit Committee, to satisfy itself that the Board, its Audit Committee and its individual directors are performing effectively.

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